UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2014

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On August 12, 2014, Black Box Corporation (the "Company") held its annual meeting of stockholders (the "2014 Annual Meeting"). The final voting results of the following proposals voted on at the 2014 Annual Meeting, each as described in further detail in the definitive proxy statement filed by the Company on June 27, 2014 (File No. 000-18706) (the "Proxy Statement") are provided below.
Proposal 1. Each of the nominees for election to the Board was elected to hold office for a one-year term and until his respective successor is elected and qualified by the following votes:

Name	For	Withheld	Broker Non-Votes
Richard L. Crouch	13,133,191	1,458,570	492,222
Thomas W. Golonski	13,045,791	1,545,970	492,222
Thomas G. Greig	13,045,200	1,546,561	492,222
John S. Heller	13,040,950	1,550,811	492,222
William H. Hernandez	13,013,057	1,578,704	492,222
Michael McAndrew	13,077,106	1,514,655	492,222
Joel T. Trammell	13,040,950	1,550,811	492,222

Proposal 2. The ratification of the appointment by the Audit Committee of the Board of BDO USA, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2015 was approved by the following vote:

For:	14,894,807
Against:	184,807
Abstained:	4,369
Broker Non-Votes:	—
Proposal 3. The compensation of the Company's named executive officers, as disclosed in the Proxy Statement for the 2014 Annual Meeting, was approved, on a non-binding advisory basis, by the following vote:

For:	14,378,537
Against:	209,985
Abstained:	3,237
Broker Non-Votes:	492,224
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: August 18, 2014

/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)

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